UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

INVESCO MORTGAGE CAPITAL INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.75% Series A Cumulative Redeemable Preferred Stock	IVRpA	New York Stock Exchange
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock	IVRpB	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVRpC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In recent weeks, due to the turmoil in the financial markets resulting from the global pandemic of the COVID-19 virus, Invesco Mortgage Capital Inc. (the “Company”) and its subsidiaries have received an unusually high number of margin calls from financing counterparties. Through Friday, March 20, 2020, the Company timely met all margin calls received. However, on Monday evening, March 23, 2020 the Company notified its financing counterparties that it does not expect to be in a position to fund the anticipated volume of future margin calls under its financing arrangements in the near term as a result of market disruptions created by the COVID-19 pandemic.

The Company is engaged in discussions with its financing counterparties with regard to entering into forbearance agreements pursuant to which each counterparty would agree to forbear from exercising its rights and remedies with respect to an event of default under the applicable financing arrangement for an agreed-upon period. The Company cannot predict whether its financing counterparties will enter into a forbearance agreement, the timing of any such agreement, or the terms thereof.

Under the terms of the Company’s financing arrangements, if the Company fails to deliver additional collateral or otherwise meet margin calls when due, the counterparties may demand immediate payment by the Company of its aggregate outstanding financing obligations and/or take ownership of the securities securing the Company’s financing obligations.

Item 8.01.	Other Events.

On March 24, 2020, the Company issued a press release announcing the status of its financing agreements, which is discussed in Item 2.04 above, and that it is delaying dividends that were previously declared on its common stock, 7.75% Series A Cumulative Redeemable Preferred Stock, 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock and 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock. The Board of Directors will continue to evaluate its liquidity situation and review the ability and advisability of paying dividends going forward. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press release dated March 24, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Notice Regarding Forward-Looking Statements

This current report on Form 8-K may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about the Company’s ability to meet its expected margin calls and the ability to reach an agreement with financing counterparties, information about the Company’s upcoming dividend payments and the Company’s ability to pay any such dividends, as well as any other statements other than statements of historical fact. The words “believe,”

“expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

The forward-looking statements are based on management’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. For example, the ability to meet margin calls may be delayed or they may not be met at all, and payment of the dividends discussed above may be further delayed or may not be paid at all. Some of the other factors are described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov, under the headings “Risk Factors,” “Forward-Looking Statements,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Invesco Mortgage Capital Inc.

Date: March 24, 2020	By:	/s/ Rebecca S. Smith
	Name:	Rebecca S. Smith
	Title:	Vice President and Secretary